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                             INTERIM PROMISSORY NOTE



$20,000,000
                                                                 Minnetonka, MN
                                                              February 15, 2000


         FOR VALUE RECEIVED, THE JAMUL INDIAN VILLAGE, A FEDERALLY RECOGNIZED INDIAN TRIBE ("MAKER"), promises to pay to the order of LAKES KAR-CALIFORNIA, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("LENDER"), in the United States of America, in immediately available funds, at such place as the holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 130 Cheshire Lane, Minnetonka, Minnesota 55305, the principal sum not to exceed of TWENTY MILLION U.S. DOLLARS ($20,000,000), or the aggregate unpaid principal amount of all advances made to Maker pursuant to the Memorandum of Agreement between the parties (the "Memorandum of Agreement"), a copy of which is attached hereto as Exhibit A, whichever is less, plus interest thereon from the date of such advances, in like money, in accordance with the following terms and provisions:

         1. Defined Terms. Capitalized terms used herein and not defined shall have the meanings given them in the Memorandum of Agreement.

         2. Advances. Lender hereby agrees to loan to Maker an amount up to but not to exceed $20,000,000, such funds to be loaned in more than one advances (each, an "Advance") as entered on the Schedule of Advances attached hereto as
Schedule I (such borrowing, in the aggregate, the "Loan"). Each Advance shall bear interest at the Interest Rate, as described herein, from and including the date the proceeds of such Advance are advanced (such date the "Funding Date" of such Advance) through the date of payment.

         3. Repayment; Limited Recourse Obligations. The obligation of Maker to repay the funds advanced shall be a Limited Recourse obligation, as defined in the Memorandum of Agreement. Principal payments shall be made in twelve (12) equal monthly payments commencing on the 15th day of the month after the month in which the Commencement Date occurs. Maker shall have the right to prepay all or any part of this Interim Promissory Note at any time without penalty or premium provided any partial payment is at least $10,000 or an even multiple thereof, but any such prepayment shall be applied to the installments of principal due hereunder in the inverse order of maturity.

         4. Interest Rate. The Interest Rate means, as to each Advance, an interest rate equal to the prime rate of Chase Manhattan Bank, NA. (or any successor Bank), fixed as of the first business day of each calendar month, plus two percent (2%), per annum. Interest at the foregoing rate shall accrue and be compounded monthly and shall be payable as a Limited Recourse obligation as provided in the Memorandum of Agreement. Interest shall be computed for the

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actual number of days elapsed on the basis of a year consisting of 360 days. It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the Loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the lawfully exercised option of the Lender, returned to Maker.

         5. Schedule of Amounts Owed. Maker hereby authorizes Lender to endorse on the Schedule of Advances annexed to this Note all Advances made to the Maker and all payments of principal amounts in respect of such Advances, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advance or payments shall not limit or otherwise affect the obligations of Maker.

         6. Default; Acceleration. If any default occurs in the payment of any principal, interest or any other sums when due hereunder, or in the performance of any covenant or agreement hereunder or in any of the other Loan Documents, and such default continues for a period of ten (10) days after written notice thereof to Maker, then the outstanding principal amount of the Loan, any interest accrued thereon from time to time, and any other sums then remaining unpaid hereunder, at the option of the holder hereof and without notice, shall become immediately due and payable. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent default. The following shall constitute events of default for purposes of this Interim Promissory Note:

         i. Failure by Maker to make timely payments of any of the installments of principal due hereunder, which is not cured within ten (10) days after written notice of such nonpayment is delivered to Maker; or

         ii. The occurrence of any event of default under any credit facility, term loan or any other agreement entered into by Maker for the use of borrowed funds, with respect to which the creditor has recourse to assets of the Enterprise, and with respect to which (i) the creditor has accelerated the maturity of the indebtedness of Maker to such creditor, or (ii) the creditor has initiated action to collect such indebtedness; or

         iii. There shall have been filed or commenced against Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of Maker's property or for the winding up or liquidation of Maker's affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or



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         iv.    Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or of any substantial part of the Maker's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing; or

         v. Default by Maker in the performance by Maker or any of its covenants or commitments under the Memorandum of Agreement which default is not cured by Maker within thirty (30) days after written notice of default is delivered to Maker.

         7. Security. This Interim Promissory Note is secured by a security interest granted to Lender in certain assets of Maker pursuant to the Memorandum of Agreement between the parties.

         8. Presentment Waiver. Maker and all endorsers, guarantors hereby waive to the fullest extent permitted by law presentment, demand, protest, notice of protest, notice of dishonor and notice of any other kind (except as specifically required herein) in connection with this Note.

         9. Collection Expenses. Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of this Note.

         10. Applicable Law. This Note shall be construed in accordance with and governed by the internal laws and decisions of California, without giving effect to California choice of law principles.

         11. Savings Clause. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions of this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Maker and holder hereof under the remainder of this Note shall continue in full force and effect.

         12. Amendment. No modification, waiver, amendment, discharge or change of this


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Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

         13. Time is Material. Time is hereby declared to be of the essence of this Note and of every part hereof.

         14. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns. Any reference to the Lender shall be deemed to include and apply to every subsequent holder of this Note.

         15. Notice. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with Section 10.3 of the Memorandum of Agreement.


         16. Dispute Resolution. Maker and Lender agree that any dispute in connection with this Note shall be subject to the dispute resolution procedures and limited waiver of sovereign immunity contained in the Memorandum of Agreement and the Resolution of Limited Waiver.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.


                                 MAKER:

                                 JAMUL INDIAN VILLAGE


                                 By: /s/ Kenneth A Meza
                                    ----------------------------------------

                                 Name:   Kenneth A. Meza
                                      --------------------------------------

                                 Title:  Chairman
                                       -------------------------------------